Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

GE Institutional Funds:

We consent to the use of our report, dated November 22, 2013, with respect to the financial statements of the GE Institutional U.S. Equity Fund, GE Institutional U.S. Large-Cap Core Equity Fund, GE Institutional Premier Growth Equity Fund, GE Institutional Small-Cap Equity Fund, GE Institutional S&P 500 Index Fund, GE Institutional International Equity Fund, GE Institutional Income Fund, GE Institutional Strategic Investment Fund, and GE Institutional Money Market Fund, each a series of GE Institutional Funds, incorporated herein by reference, and to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

January 27, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

GE Institutional Funds:

We consent to the use of our report, dated November 22, 2013, with respect to the financial statements of the GE Institutional Small-Cap Equity Fund, GE Institutional International Equity Fund, and GE Institutional Strategic Investment Fund, each a series of GE Institutional Funds, incorporated herein by reference, and to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

January 27, 2014